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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   CFO Appointment

ServiceSource International, Inc., (the "Company") has announced that Ashley F. Johnson will be appointed the Chief Financial Officer of the Company. The appointment will take effect upon the previously announced resignation of David S. Oppenheimer as Chief Financial Officer, currently expected to occur effective upon the filing of the Company's Form 10-K for 2012, but no later than March 15, 2013.

Ms. Johnson, age 41, currently serves as the Senior Vice President of Finance of the Company, a position she has held since September 2010. Prior to joining the Company, Ms. Johnson was a co-founder of GreenAtom LLC, an executive recruitment firm focused on the cleantech industry, from February 2009. From July 2007 to February 2009, Ms. Johnson was a partner at Continuum Capital Partners, a private equity firm. Ms. Johnson does not have any family relationship with any of the Company's directors or executive officers. Ms. Johnson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

In connection with Ms. Johnson's appointment, on February 1, 2013, the Company and Ms. Johnson entered into an employment agreement (the "Agreement"), which provides that as Chief Financial Officer, Ms. Johnson will receive an annual base salary of $300,000 and an annual target bonus opportunity of up to 50% of her base salary. In addition, the Agreement provides that, subject to the approval of the Compensation Committee of the Company's Board of Directors, Ms. Johnson will receive an award of stock options to purchase 150,000 shares of the Company's common stock and an award of 20,000 restricted stock units covering shares of the Company's common stock. The options will be scheduled to vest as to 25% of the shares on the first anniversary of the date Ms. Johnson becomes Chief Financial Officer and thereafter, in ratable monthly installments for 36 months. The restricted stock units are scheduled to vest in four equal installments on the first four anniversaries of the date Ms. Johnson becomes Chief Financial Officer. Vesting of the awards is subject to Ms. Johnson's continued service with the Company through each relevant date.

In the event that Ms. Johnson's employment is terminated by the Company without cause (as such term is defined in the Agreement), Ms. Johnson will be entitled to receive a lump sum severance payment in an amount equal to six months of her then-current annual base salary and monthly payments of $3,000 for up to six months in lieu of any Company-subsidized COBRA coverage. Additionally, if, upon or following the Company's change of control (as such term is defined in the Agreement), Ms. Johnson's employment is terminated without cause or she resigns for good reason (as such term is defined in the Agreement), all of her then-outstanding equity awards will become fully vested. In order to receive any of the severance benefits under the Agreement, Ms. Johnson will be required to execute a release of claims in favor of the Company. The Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Ms. Johnson's termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul D. Warenski
Name:	Paul D. Warenski
Title:	Executive Vice President, General Counsel and Secretary